FIRST AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This First Amendment to Agreement of Sale and Escrow Agreement ("First Amendment") is entered into as of November 5, 1996 by and between VILLA MEDICI LIMITED PARTNERSHIP, an Illinois limited partnership, as Seller and HEOW, INC., as Purchaser.

                               R E C I T A L S:

     A. Purchaser and Seller have entered into an Agreement of Sale ("Agreement") and an Escrow Agreement ("Escrow Agreement"), both dated as of October 29, 1996, for the purchase and sale of the apartment project known as Villa Medici Apartments.

     B. The parties hereto now wish to amend the Agreement and the Escrow Agreement.

     NOW, THEREFORE, the parties agree that the Agreement and Escrow Agreement are modified as follows:

     1. Paragraph 2(a) of the Agreement is modified to provide that the Earnest Money will be deposited with the Escrow Agent on or before November 22, 1996.

     2. The Escrow Agreement is modified by deleting the last two sentences of Paragraph 1 and Exhibit A.

     3. Except as modified herein, all other terms and conditions of the Agreement and Escrow Agreement remain in full force and effect.

     4. All capitalized terms used herein shall have the same meaning as in the Agreement and the Escrow Agreement.

     5. This First Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.


                              PURCHASER:

                              HEOW, INC., a Wisconsin corporation


                              By:   /s/ Edward J. Hurley
                                   -----------------------------------
                                        President, 11/5/96

                              SELLER:

                              VILLA MEDICI LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  Villa Medici Partners, Inc.,
                                   an Illinois corporation


                              By:   /s/ James E. Mendelson
                                   -----------------------------------
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